Exhibit 16.1


                              Oatley & Hansen, P.C.
                       A Professional Corporation of CPAs
                       6061 South Willow Drive, Suite 230
                        Greenwood Village, Colorado 80111
                       (303) 770-8383 * Fax (303) 721-6925




July 22, 2002

Securities and Exchange Commission
450 Fifth Street, N.W.
Washington, D.C. 20549

Commissioners:


We have read the statements made by Jagged Edge Mountain Gear, Inc.(copy attached), which we understand will be filed with the Commission, pursuant to
Item 4 of Form 8-K, as part of the Company's Form 8-K report dated July 22, 2002. We agree with the statements concerning our Firm in such Form 8-K.


Very truly yours,

/s/  Oatley & Hansen, P.C.
-----------------------------
     Oatley & Hansen, P.C.